                                                                    EXHIBIT 10.9


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

  THIS AGREEMENT made effective for all purposes as of the 8th day of September, 1997, by and between CAIS, Inc. and Cleartel Communications, Inc., (hereinafter jointly referred to as the "Employer"), and William M. Caldwell, IV (hereinafter referred to as the "Employee").

  WITNESSETH:

  WHEREAS, the Employer is engaged, inter alia, in the business of providing
                                    -----------
Internet services, communications services and related activities and operations throughout the World including the United States of America; and

  WHEREAS, the Employee is experienced in the marketing, finance, and management of communications services; and

  WHEREAS, Employer and Employee heretofore entered into a certain Employment Agreement (the "Employment Agreement") dated as of September 8, 1997; and

  WHEREAS, pursuant to Section 3(B)(5) of Exhibit "A" to the Employment Agreement, Employer and Employee agreed that they would each respectively cooperate to structure the conferral, vesting and forfeiture provisions of the Employment Agreement to minimize the federal income tax consequences to both such parties; and

  WHEREAS, consistent with that intent both Employer and Employee desire hereby to amend and restate the Employment Agreement in its entirety as hereinafter set forth.

  NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual covenants and agreements herein contained, the parties hereby amend and restate the Employment Agreement in its entirety as follows:

  1. Duties and Term of Employment.
     ------------------------------

     (A) The Employer does hereby employ the Employee in the capacity of Vice-Chairman of Cleartel and CAIS to assist in management of Employer's businesses, to develop new business opportunities and to perform such other duties as Employer may from time to time designate. Employer reserves the right during the term of this Agreement to change the capacity in which Employee is employed as well as the duties which the Employee is required to perform for the Employer, provided that the duties to be performed by Employee are substantially similar to the duties and responsibilities contemplated by this agreement. The parties agree that in the event that Cleartel and CAIS are combined into a single successor entity ("CGX"), that the rights and obligations of this Agreement shall be assigned to CGX, which shall become the Employer for all purposes hereunder, and Employee shall be employed in the capacity of Vice-Chairman of CGX.

     (B) The Employee's employment hereunder commences as of September 8, 1997 and shall continue for a period of four (4) years thereafter, unless sooner terminated as hereinafter provided.

  2. Compensation of Employee.
     -------------------------

     As the sole compensation for all of the Employee's services rendered hereunder to the Employer, the Employer hereby agrees to pay the Employee compensation and reimbursements as set forth in Exhibit "A" attached hereto and made a part hereof.

  3. Conduct of Employee.
     --------------------

     Employee does hereby accept said employment under the terms and conditions herein set forth, and further agrees that during the term hereof Employee will devote full time, attention and energies to the business of the Employer, and will not, without the prior written consent of Employer, actively engage in any other business, employment or undertaking whatsoever, during the said period of time. Employee is not restricted from ownership in passive investments and from other passive activities that do not interfere with duties to be performed by Employee under this Agreement. Employee further agrees to, at all times during the term hereof, abide by and comply with the directions, instructions and decisions of the Employer and, during the term hereof, to dutifully and faithfully carry out and perform the duties and obligations of Employee's position, as herein set forth.

  4. Limitations Upon Acts of Employee.  Employee agrees:
     ----------------------------------

     (A) That Employee will not draw, accept or make any bill of exchange or promissory note for or on behalf of the Employer; nor shall Employee otherwise pledge the credit of the Employer, nor execute or deliver any contracts or documents for or on behalf of the Employer, except to the extent of the Employer's written policies consented to by its General Partner.

     (B) That Employee will make available such information and fully advise the Employer when requested, of all matters in which Employee shall become involved, and acts which Employee shall perform, for or on the account of the Employer; and that Employee shall also promptly inform the Employer of any matters coming to Employee's attention or knowledge that in Employee's business judgment may materially affect the interests of the Employer, or its business operations.

     (C) The policies of operation of the business of the Employer shall, from time to time, be determined by the Employer; and the Employee agrees to conform to and execute all reasonable and lawful policies of Employer as so determined.

     Termination of Employment.
     -------------------------

          (A) The Employer shall have the right to cancel and terminate this Agreement, and to discharge the Employee for "good cause", or, after Employment Year 1, without cause upon thirty (30) days' prior written notice to Employee. For purposes of this Article 5, "good cause" shall be construed to mean proven dishonesty in a material matter, habitual intoxication, continued and repeated failure to devote proper time and attention to the business of the Employer, repeated failure (after receipt of written notice from Employer and reasonable opportunity to cure) by Employee to carry out the reasonable directions and instructions of the Employer or its General Partner, conviction of a crime involving moral turpitude or requiring imprisonment of Employee, repeated and unexcused absenteeism after reasonable notice from Employer and reasonable opportunity to cure, death of the Employee, or the material breach by Employee of any of Employee's obligations or agreements contained in Sections 7 or 8 below, or the making of any representation or warranty pursuant to Article 6 hereinbelow which shall prove to be materially inaccurate, incorrect or false in any respect. Upon termination of Employee's employment by Employer without cause, the Employer agrees to pay Employee as severance pay and in full and final settlement all claims between the parties (excluding any claim by Employee for wages or other compensation previously earned and fully vested and not paid) an amount equal to (i) six (6) months of the base salary of Employee if termination occurs during the first twelve months of the term hereof, or (ii) nine (9) months of the base salary of Employee thereafter.

          (B) If Ulysses G. Auger, II, for reasons other than his illness, incapacity or death, no longer is involved in the management of Employer, then Employee shall have the option to resign from his employment with Employer, and in such event no severance pay shall be due from Employer to Employee.



     6.   Employee's Representations.
          ---------------------------

          Employee hereby represents and warrants to Employer that there are not now operative and in force any employment agreements or other instruments of any nature, to which Employee is a party or under which Employee may be otherwise bound or subject, which contain any terms or provisions that in any manner restrict, limit, prevent, prohibit or make unlawful the execution of Employee of this Agreement, or the performance by Employee of any or all of Employee's obligations, covenants and duties herein specified, or Employee's employment by Employer hereunder or otherwise. In the event the representatives and warranties made by Employee under this Article 6 should prove to be inaccurate, incorrect or false in any material respect, whether through inadvertence or willful misrepresentation by Employee, Employer may, at its option, upon discovering such inaccuracy or the falsity of said representations, terminate this Agreement for good cause and Employee's employment hereunder.

     7.   Trade Secrets.
          --------------


          The Employee agrees that during the term of employment with the Employer and at all times after expiration thereof, Employee will not communicate or divulge, for the benefit of any competitor, rival or other person, firm, association, or corporation, whether associated with the Employee or not, any trade secrets, client lists, employee information or any other confidential information or material matters of any nature relating to the business of affairs of the Employer, which may be utilized by Employer in or about its business and which trade secrets, information or other matters are communicated or otherwise become known to the Employee by reason of Employee's employment hereunder, or otherwise, unless such information is generally known to the public or unless employee is required to disclose same pursuant to a valid court order. This provision shall expressly survive any termination or other expiration of this Agreement.



     8.   Agreement Not to Compete.
          -------------------------

          Employee acknowledges that the services to be rendered hereunder are of a special and unusual character which have a unique value to the Employer, the loss of which cannot adequately be compensated by damages in an action at law. Because of the unique value to the Employer of the services of Employee for which the Employer has contracted hereunder, and because of the confidential information to be obtained by Employee, as aforesaid, Employee agrees and covenants as follows:

                (A) Employee agrees that after Employee ceases to be employed by the Employer, Employee will not, directly or indirectly, for a period of twenty-four (24) months next following such cessation of employment, solicit business from, divert business from, or attempt to convert to other methods of performing functions related to the services provided by the Employer, any client, account or customer of the Employer which for purposes hereof shall be defined as client, account or customer having done business with the Employer on a sole supplier basis at any time during the one (l) year period immediately preceding the date of the cessation of Employee's employment by the Employer.

                (B) Employee agrees that for the same period after Employee ceases to be employed by Employer as specified in Article 8(A) above, Employee will not, in any part of the United States of America, directly or indirectly undertake employment with, or to be associated with, as owner, partner, joint venturer, stockholder, employer, employee, agent or contractor, or in any other manner be connected or identified either directly or indirectly with, any person, business, organization, firm, association or corporation which shall actively solicit or attempt to solicit or do business with any of the Employer's clients, accounts or customers as defined in Article 8(A) above.

                (C) Employee agrees that for a period of twenty-four (24) months after Employee ceases to be employed by the Employer, Employee will not, directly or indirectly, solicit for employment or employ for Employee's own or for another's benefit any employee of the Employer.

                (D) If Employer exercises its rights under Article 5(A) to terminate the Employee without cause after Employment Year 1, the Employee will be bound by the restrictions contained in Articles 8(A), (B) and (C) only for the duration of his severance pay period provided for in Article 5(A).



     9.   Injunction.
          -----------

          Should the Employee engage in or perform, either directly or indirectly, any of the acts prohibited in Articles 7 and 8 hereof, it is agreed that the Employer shall be entitled to recover any damages incurred by it as a result of such engagement or violation by Employee in an action at law, and to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining the Employee and each and every person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The provisions of this Article 9 and or Article 8 above shall expressly survive any termination or other expiration of this Agreement.

     10.  Non-Assignability.
          -----------------

          The Employee shall have no right to assign this Agreement, or any of his or her rights or obligations hereunder, to another party or parties; provided, however, that with the prior written consent of Employer, which consent shall not be unreasonably withheld, and if not inconsistent with any applicable statute, regulation, or contractual or other obligation of Employer or Employee (e.g., any restrictions contained in a partnership or shareholders agreement), Employee shall have the right to assign or otherwise transfer any vested equity ownership interest in Employer to a trust or similar legal entity of Employee's designation. Employer shall have the right to assign this Agreement to any successor entity provided that such entity agrees to assume all of Employer's obligations hereunder.

     11.  Law Applicable.
          ---------------

          This Agreement shall be construed in accordance with the laws of the District of Columbia.

     12.  Non-Waiver of Breach.
          ---------------------

          No waiver by the Employer of any breach of any covenant or obligation hereof on the part of the Employee to be kept and performed shall be considered to be a waiver of any such covenant or provision, or of any future breach thereof.

     13.  Arbitration.
          -----------

          Except as herein otherwise provided, any claim or controversy arising out of or relating to this Agreement or any breach hereof shall, upon the request of either the Employer or Employee, be submitted to and settled by arbitration in accordance with the rules of the American Arbitration Association then in effect. Any decision made pursuant to such arbitration shall be binding and conclusive upon the Employer and the Employee and judgment upon such decision may be entered in any court having jurisdiction thereof. The arbitrator shall be entitled to make any award, including an award for punitive damages, that the arbitrator shall determine is appropriate. This Section 13 shall not apply with respect to any breach or threatened breach of Section 7 or 8.

     14.  Entire Agreement.
          -----------------

          This instrument contains all of the agreements and understandings between the parties hereto with respect to the employment of the Employee by the Employer, and no oral agreements or written correspondence shall be held to affect the provisions hereof and shall be binding upon Employer's successors and assigns. All subsequent changes and modifications, to be valid, shall be by written instrument executed by the Employer and the Employee.

     IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed on its behalf by its duly authorized officers and the Employee has hereunto set his hand and seal, all done on the day and in the year first hereinabove written.

                                       EMPLOYER:
                                       --------

ATTEST:                                CLEARTEL COMMUNICATIONS, INC.

  /s/ Evans K. Anderson                By:   /s/ Ulysses G. Auger, II (SEAL)
-----------------------                ------------------------------
                                       Name:  Ulysses G. Auger, II
                                       Title:  Chief Executive Officer

                                       EMPLOYER:
                                       --------

ATTEST:                                CAIS, INC.

  /s/ Evans K. Anderson                By:   /s/ Ulysses G. Auger, II (SEAL)
-----------------------                 ---------------------------
                                       Name:  Ulysses G. Auger, II
                                       Title:  Chief Executive Officer

                                       EMPLOYEE:
                                       --------

/s/ Evans K. Anderson                  /s/ William M. Caldwell, IV    (SEAL)
-----------------------                ----------------------------
                                       William M. Caldwell, IV

                                  EXHIBIT "A"
                                  -----------

                                  COMPENSATION
                                  ------------

     1.   Base Compensation.  During the term of the Agreement, Employee shall
          -----------------
receive a base salary of $175,000.00 per Employment Year. Base salary shall be paid during an Employment Year in twenty-six (26) equal installments, less applicable social security and withholding taxes. Employee's base salary will be subject to such periodic increases as may be determined by the Employer.

     2.   Employee Benefits.  Employer shall reimburse Employee for all expenses
          -----------------
reasonably incurred by him in the performance of his duties hereunder, with such reimbursement to be made upon submission by Employee of itemized statements and receipts in form reasonably satisfactory to Employer. Employee shall be entitled to such amount of vacation as is normal and usual for an executive of his position with the Employer and shall be eligible to participate in all hospitalization, 401k Plan, insurance and other employee benefit plans for non-union executive employees which may be maintained wholly or partially funded by Employer.

     3.   Equity Incentive Compensation.
          ------------------------------

          (A)     Option to Acquire Equity Interest.

                  (1) Subject to the vesting and forfeiture provisions set forth below, as an inducement to entering into this Agreement, Employee is hereby granted an option to purchase: (1) a limited partnership interest in CAIS Limited Partnership equal to 14% of the total limited partnership interest in CAIS Limited Partnership and a limited partnership interest in Cleartel Communications Limited Partnership equal to 14% of the total limited partnership interest in Cleartel Communications Limited Partnership, or, in the event that Cleartel and CAIS are combined into a single successor entity ("CGX"), (2) a limited partnership/stock interest (as applicable) in CGX equal to 14% of the total limited partnership/stock interest in CGX. Such 14% interest, subject to adjustment as provided in sections 3(A)(2), below, shall hereafter be referred to as the Target Equity Percentage ("TEP"). The purchase price for the TEP limited partnership/stock interest shall be one million six hundred eighty thousand Dollars ($1,680,000). The option is exercisable by Employee (or his estate) in whole (but not in part) by written notice to Employer at any time after the date hereof, provided that at the time of exercise the Employee is an employee of the Employer (or the Employee was an employee of the Employer at the time of his death). Such limited partnership/stock interest(s) shall be issued to Employee subject to the terms and conditions of limited partnership/shareholders (as applicable) agreement(s) on terms no less favorable than those enjoyed by other limited partners/stockholders (as applicable) of CAIS Limited Partnership and Cleartel Communications Limited Partnership or of CGX under such limited partnership/shareholders (as applicable) agreement(s). Employee's existing one percent (1%) interest in CAIS Limited Partnership shall be disregarded for purposes of this Agreement and shall not be affected by or governed by the terms of this Agreement.

                  Employee acknowledges that in the event that all or any portion of the limited partnership/stock interest of any other CAIS/Cleartel or CGX equity holder is forfeited for any reason, such interest shall not be allocated pro-rata to all remaining CAIS/Cleartel or CAIS equity holders, but rather shall be allocated exclusively to Ulysses G. Auger Sr. and Ulysses G. Auger, II.

                  (2) Adjustment of TEP - Acquisition/Merger/Capital Investment. The parties further agree that in the event and to the extent CAIS/Cleartel or CGX is acquired by, merges with or is otherwise combined with another entity that is not controlled by the parties that currently control the equity of CAIS and Cleartel, or receives outside capital investment through a private placement and/or public offering of the stock or debt instrument of CAIS/Cleartel or CGX, or the stock or debt instrument of any successor entity, then thereafter Employee's TEP limited partnership/stock interest (and his option to purchase same, if not previously exercised) will be reduced on the same basis and in the same proportions as all other shareholders/limited partners except as otherwise provided elsewhere in this Agreement.

          (B)  Vesting and Forfeiture of Equity Interest.
               -----------------------------------------

                  (1)    Normal Vesting.

                         a.  The first 50% of Employee's TEP limited
partnership/stock interest shall become fully vested at the end of Employment Year 3 provided that Employee then remains employed by the Employer. Except as provided otherwise herein, should Employee not remain employed by the Employer at the end of Employment Year 3, the Employer shall have the right and option to reacquire from Employee and Employee shall be obligated to sell to the Employer all non-vested TEP limited partnership/stock interest previously acquired by the Employee upon payment to Employee of an amount equal to the Purchase Price paid by Employee for such interest.

                         b.  The second 50% of Employee's TEP limited
partnership/stock interest shall become fully vested at the end of Employment Year 4 provided that Employee then remains employed by the Employer. Except as provided otherwise herein, should Employee not remain employed by the Employer at the end of Employment Year 4, the Employer shall have the right and option to reacquire from Employee and Employee shall be obligated to sell to the Employer all non-vested TEP limited partnership/stock interest previously acquired by the Employee upon payment to Employee of an amount equal to the Purchase Price paid by Employee for such interest.

                  (2)    Accelerated Vesting.

                         a.   In the event and to the extent the Employee, prior
to the end of Employment Year 3, achieves or exceeds Employer's goal of raising debt and/or equity of $150 million, and provided that the fees and expenses directly attributable to raising such funds are (i) less than or equal to 8% of the funds so raised or (ii) less than or equal to 10% of the funds so raised in the case of funds raised through an initial public offering of Employer's stock, then the first 50% of Employee's TEP limited partnership/stock interest shall become fully vested upon receipt of such funds by the Employer, and the second 50% of Employee's TEP limited partnership/stock interest shall become fully vested at the end of Employment Year 4 provided that the Employee then remains employed by the Employer.

                         If, prior to the vesting dates set forth in
subparagraph 3(B)(1), a merger or a sale of substantially all of CAIS/Cleartel's or CGX's assets occurs that results in the removal of current management or a change of ownership control of CAIS from current ownership control, then the vesting of Employee's TEP limited partnership/stock interest will accelerate and become effective as of one day prior to the effective day of such merger or sale; provided, however, that in the event that an Initial Public Offering of the stock of CAIS, Cleartel or CGX occurs prior to the end of Employment Year 2, and provided that Employee then remains employed by the Employer, then the first 75% of Employee's TEP limited partnership/stock interest shall vest one day prior to the first date of such Initial Public Offering, and the remaining 25% of Employee's limited partnership/stock interest shall vest at the end of Employment Year 4 provided that Employee then remains employed by the Employer, and otherwise such interest shall be forfeited and revert back to the Employer.

                         Employer and Employee agree that in the event that
Cleartel's Operator Services business is spun off into a separate entity, Employee's pro-rata equity interest in such spun off entity shall be reduced in conjunction with the formation of such entity on the same basis and in the same proportions as are the equity interests of all other CAIS/Cleartel shareholders/limited partners. Employer and Employee agree that the formation of such spun off entity, even if undertaken in conjunction with unrelated entities, shall not trigger the accelerated vesting provisions of subparagraph 3(B)(2)(b). Any event as described in subparagraph 3(B)(2)(b) occurring subsequent to the formation of the spun off entity and affecting only such spun off entity shall trigger the accelerated vesting provisions of subparagraph 3(B)(2)(b) only with respect to Employee's interest in the spun off entity, and shall not trigger the accelerated vesting provisions of subparagraph 3(B)(2)(b) with respect to Employee's interest in the CAIS/Cleartel or CGX entity.

                  (3) Employee's rights with respect to any non-vested portion of any TEP limited partnership/stock interest previously purchased pursuant to the option granted herein, shall immediately terminate upon termination of Employee's employment hereunder for any reason other than the following circumstance:

                         If, prior to the end of Employment Year 2, and prior to
full vesting of Employee's TEP limited partnership/stock interest, (i) Employee is terminated by Employer for a reason other than for good cause, or (ii) Employee elects to resign from and terminate his employment with Employer pursuant to and consistent with the terms of Article 5(B) of this Employment Agreement, then in either such event 50% of any non-vested portion of Employee's TEP limited partnership/stock interest shall thereupon be and be deemed to be fully vested.

                         If, subsequent to the End of Employment Year 2 but
prior to the end of Employment Year 4, and prior to full vesting of Employee's TEP limited partnership/stock interest, (i) Employee is terminated by Employer for a reason other than for good cause, or (ii) Employee elects to resign from and terminate his employment with Employer pursuant to and consistent with the terms of Article 5(B) of this Employment Agreement, then in either such event any non-vested portion of Employee's TEP limited partnership/stock interest shall thereupon be and be deemed to be fully vested.

                  (4) Upon request by Employer, Employee shall execute amendment(s) to Employer's limited partnership agreement or shareholders agreement(s), as applicable, containing such reasonable terms and conditions as may be required by the Employer, and on terms no less favorable than those enjoyed by other limited partners/stockholders under such agreement(s).

                  (5) Within the above parameters, the parties agree to cooperate to structure the conferral, vesting and forfeiture provisions with respect to Employee's limited partnership/stock interest, so as to minimize the federal income tax consequences to both the Employer and Employee of such provisions.

          (C) Purchase of Employee's Vested Partnership/Stock Interest in the
              ---------------------------------------------------------------
Event of Termination of Employment  Where Employer has Remained a Privately
---------------------------------------------------------------------------
Held Limited Partnership or Corporation.
----------------------------------------

                  (1) Upon Employee's termination of employment with Employer for any reason (including without limitation, termination upon expiration of the term hereof), other than death of Employee, and provided that the Employer at the time of such termination remains a privately held limited partnership or corporation, the Employer shall have the option, but not the obligation, to purchase, and Employee shall be obligated upon exercise of such option by the Employer, to sell, all of the Employee's limited partnership/stock interests in the Employer, if any, theretofore acquired by Employee pursuant to the option granted under this Agreement and fully vested in Employee. The purchase price of such partnership/stock interest shall equal Employee's Proportionate Share (defined below) of the Incremental Value (defined below) of the Employer. For purposes of this subsection 3(C)(1), the term "Employee's Proportionate Share" shall mean and refer to the percentage of limited partnership/stock interest which has been earned by Employee and fully vested under the terms of this Agreement as of the date of Employee's termination of employment. For purposes of this subsection 3(C)(1), the term "Incremental Value" shall mean the positive difference between (a) the Employer's net worth as of the last day of the Employer's fiscal year immediately preceding Employee's commencement of employment hereunder, and (b) the Employer's net worth as of the last day of the Employer's fiscal year for the fiscal year that includes the date that is 180 days after the date of Employee's termination of employment with Employer. For purposes of this provision, the determination of Employer's outside accountant as to the Employer's net worth shall be binding on both parties. The purchase price, as so determined, shall be paid in cash at the time of transfer and assignment of the limited partnership/stock interests. Closing on such purchase shall occur on a date designated in writing by Employer to the Employee which date must be within twelve (12) months after the last day of the Employer's fiscal year for the fiscal year that includes the date that is 180 days after the date of Employee's termination of employment with Employer.

                  (2) Upon Employee's termination of employment with Employer due to the death of Employee, and provided that Employer at the time of such termination remains a privately held limited partnership or corporation, Employer shall have the option, but not the obligation, to purchase, and the executor, administrator or personal representative of the deceased

Employee shall be obligated upon exercise of such option by the Employer, to sell, all of the Employee's limited partnership/stock interests in the Employer, if any, theretofore acquired by Employee pursuant to the option granted under this Agreement and fully vested in Employee. The purchase price of such limited partnership/stock interests shall equal Employee's Proportionate Share (defined below) of the Incremental Value (defined below) of the Employer. For purposes of this subsection 3(C)(2), the term "Employee's Proportionate Share" shall mean and refer to the percentage of limited partnership/stock interest which has been earned by Employee and fully vested under the terms of this Agreement as of the date of Employee's death. For purposes of this subsection 3(C)(2), the term "Incremental Value" shall mean the positive difference between (a) the Employer's net worth as of the last day of the Employer's fiscal year immediately preceding Employee's commencement of employment hereunder, and (b) the Employer's net worth as of the last day of the Employer's fiscal year immediately preceding the date of Employee's death. For purposes of this provision, the determination of Employer's outside accountant as to the Employer's net worth shall be binding on both parties. The purchase price, as so determined, shall be paid in cash at the time of transfer and assignment of the limited partnership/stock interests. Closing on such purchase shall occur on a date designated in writing by Employer to the executor, administrator or personal representative of the deceased Employee, which date must be within twelve (12) months after the date of Employee's death.

                                                                       Exhibit B

                            STOCK OPTION AGREEMENT
                            ----------------------

     THIS STOCK OPTION AGREEMENT made as of the 2nd day of October, 1998, by and between CGX COMMUNICATIONS, INC., (hereinafter referred to as the "Employer" or the "Corporation"), and WILLIAM M. CALDWELL, IV (hereinafter referred to as the "Employee").

               WITNESSETH:

     WHEREAS, the Employer is engaged, inter alia, in the business of providing
                                       -----------
Internet services and related activities and operations throughout the United States of America; and

     WHEREAS, the Employee is an employee of the Employer; and

     WHEREAS, the Employer desires to grant to the Employee the opportunity to purchase shares of the Employer's common stock in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual covenants and agreements herein contained, the parties hereby agree entirety as follows:

     1.   Stock Option.
          -------------

          (A)  Grant of Option.
               ---------------

               Subject to the vesting and forfeiture provisions set forth below, the Company hereby grants Employee an option to purchase (the "Option") all or any part of a total of One Million Six Hundred Thirty-Five Thousand Six Hundred Ten (1,635,610) shares of the Company's Common Stock (the "Option Shares") upon the terms and conditions set forth herein. The purchase price of the Option Shares which Employee elects to purchase under this Agreement shall be $0.9732 per share. Employee shall, upon delivery to him of any Option Shares which he elects to purchase hereunder, pay the Company the full purchase price for such Option Shares. The Option is exercisable in whole or in part by written notice to Employer at any time after the date hereof, provided that at the time of exercise the Employee is an employee of the Employer (or the Employee was an employee of the Employer at the time of his death). Such Common Stock shall be issued to Employee subject to the terms and conditions of any shareholder agreement(s) generally applicable to the shareholders of the Company on terms no less favorable than those enjoyed by other shareholders of the Company under such shareholder agreement(s).

          (B)  Vesting and Forfeiture of Equity Interest.
               -----------------------------------------

               (1)    Normal Vesting.
                      --------------

                      a. One-half (1/2) of the Option Shares shall become fully vested at the end of Employment Year 3 provided that Employee then remains employed by the Employer. For purposes hereof, the term "Employment Year" shall mean and refer to each successive period of twelve calendar months commencing from and after the date Employee first commenced employment with the Company (which employment shall include any periods during which Employee was employed by CAIS, Inc. and/or Cleartel Communications, Ins.). Except as provided otherwise herein, should Employee not remain employed by the Employer at the end of Employment Year 3, the Employer shall have the right and option to reacquire from Employee and Employee shall be obligated to sell to the Employer all non-vested Option Shares previously acquired by the Employee upon payment to Employee of an amount equal to the Purchase Price paid by Employee for such Option Shares.

                      b. The remaining one-half (1/2) of the Option Shares shall become fully vested at the end of Employment Year 4 provided that Employee then remains employed by the Employer. Except as provided otherwise herein, should Employee not remain employed by the Employer at the end of Employment Year 4, the Employer shall have the right and option to reacquire from Employee and Employee shall be obligated to sell to the Employer all non-vested Option Shares previously acquired by the Employee upon payment to Employee of an amount equal to the Purchase Price paid by Employee for such Option Shares.

               (2)  Accelerated Vesting.

                    a. In the event and to the extent the Employee, prior to the end of Employment Year 3, achieves or exceeds Employer's goal of raising debt and/or equity of $150 million, and provided that the fees and expenses directly attributable to raising such funds are (i) less than or equal to 8% of the funds so raised or (ii) less than or equal to 10% of the funds so raised in the case of funds raised through an initial public offering of Employer's stock, then the first one-half (1/2) of the Option Shares shall become fully vested upon receipt of such funds by the Employer, and the remaining one-half (1/2) of the Option Shares shall become fully vested at the end of Employment Year 4 provided that the Employee then remains employed by the Employer.

                    If, prior to the vesting dates set forth in subparagraph 1(B)(1), a merger or a sale of substantially all of the Company's assets occurs that results in the removal of current management or a change of ownership control of the Company from current ownership control, then the vesting of the Option Shares will accelerate and become effective as of one day prior to the effective day of such merger or sale; provided, however, that in the event that an Initial Public Offering of the stock of the Company occurs prior to the end of Employment Year 2, and provided that Employee then remains employed by the Employer, then seventy-five percent (75%) of the Option Shares shall vest one day prior to the first date of such Initial Public Offering, and the remaining twenty-five percent (25%) of the Option Shares shall vest at the end of Employment Year 4 provided that Employee then remains employed by the Employer, and otherwise such interest shall be forfeited and revert back to the Employer.

                    Employer and Employee agree that in the event that the Company's Operator Services business is spun off into a separate entity, Employee's pro-rata equity interest in such spun off entity shall be reduced in conjunction with the formation of such entity on the same basis and in the same proportions as are the equity interests of all other shareholders of the Company. Employer and Employee agree that the formation of such spun off entity, even if undertaken in conjunction with unrelated entities, shall not trigger the accelerated vesting provisions of subparagraph 1(B)(2)(a). Any event as described in subparagraph 1(B)(2)(a) occurring subsequent to the formation of the spun off entity and affecting only such spun off entity shall trigger the accelerated vesting provisions of subparagraph 1(B)(2)(a) only with respect to Employee's interest in the spun off entity, and shall not trigger the accelerated vesting provisions of subparagraph 1(B)(2)(b) with respect to Employee's interest in the Company.


               (3) Employee's rights with respect to any non-vested portion of any Option Shares previously purchased pursuant to the option granted herein, shall immediately terminate upon termination of Employee's employment hereunder for any reason other than the following circumstance:

                    If, prior to the end of Employment Year 2, and prior to full vesting of the Option Shares, (i) Employee is terminated by Employer for a reason other than for good cause, or (ii) Employee elects to resign from and terminate his employment with Employer pursuant to and consistent with the terms of Employee's employment agreement with the Company, then in either such event 50% of any non-vested portion of the Option Shares shall thereupon be and be deemed to be fully vested.

                    If, subsequent to the End of Employment Year 2 but prior to the end of Employment Year 4, and prior to full vesting of the Option Shares,
(i) Employee is terminated by Employer for a reason other than for good cause, or (ii) Employee elects to resign from and terminate his employment with Employer pursuant to and consistent with the terms of Employee's employment agreement with the Company, then in either such event any non-vested portion of the Option Shares shall thereupon be and be deemed to be fully vested.

               (4) Upon request by Employer, Employee shall execute amendment(s) to Employer's shareholders agreement(s) containing such reasonable terms and conditions as may be required by the Employer, and on terms no less favorable than those enjoyed by other stockholders under such agreement(s).

               (5) W ithin the above parameters, the parties agree to cooperate to structure the conferral, vesting and forfeiture provisions with respect to Employee's Option Shares, so as to minimize the federal income tax consequences to both the Employer and Employee of such provisions.

          (C)  Purchase of Employee's Vested Option Shares in the Event of
               -----------------------------------------------------------
Termination of Employment Where Employer has Remained a Privately Held
----------------------------------------------------------------------
Corporation.
-----------

               (1) Upon Employee's termination of employment with Employer for any reason (including without limitation, termination upon expiration of the term hereof), other than death of Employee, and provided that the Employer at the time of such termination remains a privately held corporation, the Employer shall have the option, but not the obligation, to purchase, and Employee shall be obligated upon exercise of such option by the Employer, to sell, all of the Employee's Option Shares in the Employer, if any, theretofore acquired by Employee pursuant to the terms of this Agreement and fully vested in Employee after consideration of subparagraph 1(B)(5) above. The purchase price of such Option Shares shall equal Employee's Proportionate Share (defined below) of the Incremental Value (defined below) of the Employer. For purposes hereof, the term "Employee's Proportionate Share" shall mean and refer to the percentage that (a) the number Option Shares which has been acquired by Employee and fully vested under the terms of this Agreement as of the date of Employee's termination of employment, bears to (b) the total number of shares of Common Stock of the Company issued and outstanding as of such date. The term "Incremental Value" shall mean the positive difference between (a) the Employer's net worth as of the last day of the Employer's fiscal year immediately preceding Employment Year 1, and (b) the Employer's net worth as of the last day of the Employer's fiscal year that includes the date that is 180 days after the date of Employee's termination of employment with Employer. For purposes of this provision, the determination of Employer's outside accountant as to the Employer's net worth shall be binding on both parties. The purchase price, as so determined, shall be paid in cash at the time of transfer and assignment to the Company of the Option Shares. Closing on such purchase shall occur on a date designated in writing by Employer to the Employee which date must be within twelve (12) months after the last day of the Employer's fiscal year that includes the date that is 180 days after the date of Employee's termination of employment with Employer.

               (2) Upon Employee's termination of employment with Employer due to the death of Employee, and provided that Employer at the time of such termination remains a privately held corporation, Employer shall have the option, but not the obligation, to purchase, and the executor, administrator or personal representative of the deceased Employee shall be obligated upon exercise of such option by the Employer, to sell, all of the Option Shares, if any, theretofore acquired by Employee pursuant to the option granted under this Agreement and fully vested in Employee. The purchase price of such Option Shares shall equal Employee's Proportionate Share (defined below) of the Incremental Value (defined below) of the Employer. For purposes of this subsection 1(C)(2), the term "Employee's Proportionate Share" shall mean and refer to the percentage that (a) the number Option Shares which has been acquired by Employee and fully vested under the terms of this Agreement as of the date of Employee's termination of employment, bears to (b) the total number of shares of Common Stock of the Company issued and outstanding as of such date. The term "Incremental Value" shall mean the positive difference between (a) the Employer's net worth as of the last day of the Employer's fiscal year immediately preceding Employment Year 1, and (b) the Employer's net worth as of the last day of the Employer's fiscal year immediately preceding the date of Employee's death. For purposes of this provision, the determination of Employer's outside accountant as to the Employer's net worth shall be binding on both parties. The purchase price, as so determined, shall be paid in cash at the time of transfer and assignment of the limited partnership/stock interests. Closing on such purchase shall occur on a date designated in writing by Employer to the executor, administrator or personal representative of the deceased Employee, which date must be within twelve (12) months after the date of Employee's death.

     2.   Non-Assignability.
          -----------------

          The Employee shall have no right to assign this Agreement, or any of his or her rights or obligations hereunder, to another party or parties. The Option granted hereunder is not assignable by operation of law or subject to execution, attachment or similar process. Employer shall have the right to assign this Agreement to any successor entity provided that such entity agrees to assume all of Employer's obligations hereunder.

     3.   Law Applicable.
          ---------------

          This Agreement shall be construed in accordance with the laws of the District of Columbia.

     4.   Compliance with Securities Laws.
          -------------------------------

          Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Option Shares the Employee may receive upon the exercise of his Option, the Employee agrees to acquire such Option Shares for investment and not for resale or distribution, and further consents to such other agreements as the Company, in its discretion, may deem necessary to comply with the requirements of the Securities Act of 1933 or any applicable state securities laws. The Employee acknowledges that the Company has no obligation to file a registration statement with respect to any of the Option Shares.

     5.   Entire Agreement.
          -----------------

          This instrument contains all of the agreements and understandings between the parties hereto with respect to the employment of the Employee by the Employer, and no oral agreements or written correspondence shall be held to affect the provisions hereof and shall be binding upon Employer's successors and assigns. All subsequent changes and modifications, to be valid, shall be by written instrument executed by the Employer and the Employee.

     IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed on its behalf by its duly authorized officers and the Employee has hereunto set his hand and seal, all done on the day and in the year first hereinabove written.

                              EMPLOYER:
                              --------

ATTEST:                       CGX COMMUNICATIONS, INC.

/s/ Evans K. Anderson            By: /s/ Ulysses G. Auger, II
---------------------------      ----------------------------(SEAL)
                              Name:
                              Title:


                              EMPLOYEE:
                              --------

                              /s/ William M. Caldwell, IV
                              ------------------------------(SEAL)
                              William M. Caldwell, IV